FLEMING CAPITAL MUTUAL FUND GROUP

                       AGREEMENT AND DECLARATION OF TRUST


AGREEMENT AND DECLARATION OF TRUST, as of this 21st day of April, 1997, the Trustees hereunder, and by the holders of Shares of beneficial interest to be issued hereunder as hereinafter provided.

WITNESSETH that

WHEREAS, this Trust has been formed to carry on the business of an investment company; and

WHEREAS, the Trustees elected in accordance with Article IV hereof have agreed to manage all property coming into their hands as trustees of a Massachusetts voluntary association with transferable Shares in accordance with the provisions hereinafter set forth.

NOW, THEREFORE, the Trustees elected in accordance with Article IV hereof hereby declare that they will hold all cash, securities and other assets, which they may from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same for the pro rata benefit of the holders from time to time of Shares in this Trust issued hereunder on the terms and conditions hereinafter set forth.


                                    ARTICLE I
      Name, Principal Place of Business and Resident Agent, and Definitions

Name
----

Section 1. This Trust shall be known as Fleming Capital Mutual Fund Group and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

Principal Place of Business and Resident Agent
----------------------------------------------

Section 2. The principal place of business of the Trust is 320 Park Avenue, New York, New York 10022. The name of the Trust's resident agent in the Commonwealth of Massachusetts is CT Corporation, 2 Oliver Street, Boston, Massachusetts.

Definitions
-----------

Section 3. Whenever used herein, unless otherwise required by the context or specifically provided:

(a) The "Trust" refers to Fleming Capital Mutual Fund Group the trust created hereby.

(b) "Trustee" or "Trustees" refers to the Trustees of the Trust named herein or elected in accordance with Article IV hereof and then in office.

(c) "Shares" refers to units of beneficial interest in the assets of the Trust. When used in relation to any particular series established by the Trustees hereunder, "Shares" refers to units of beneficial interest in the assets specifically allocated to that series. "Shares" includes fractional as well as whole Shares.

(d) The "1940 Act" refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time.

(e)      "Shareholder" means a record owner of Shares.

(f) "Affiliated Person," "Assignment," "Commission," "Interested Person," and "Principal Underwriter" shall have the meanings given them in the 1940 Act.

(g) "Majority Shareholder Vote" shall have the same meaning as "vote of a majority of the outstanding voting securities" as that phrase is defined in the 1940 Act, provided that such majority shall be calculated by reference to the number of votes represented by shares entitled to vote and present at the meeting, either in person or by proxy. Such term may be used herein with respect to the Shares of the Trust as a whole or the Shares of a particular series, as the context may require.

(h) "Declaration of Trust" shall mean this Agreement and Declaration of Trust, as further amended or restated from time to time, provided that reference made in this Agreement and Declaration of Trust and in any amendment hereto to "hereby," "hereof," "herein," "hereunder" or similar terms shall be deemed to refer to this Declaration of Trust, as amended from time to time, rather than the Article or Section in which such words appear, unless the context otherwise requires.

(i) "By-Laws" shall mean the By-Laws of the Trust referred to in Article IV, Section 4 hereof, as amended from time to time.

(j) "Disinterested Trustees" shall mean Trustees who are not "interested persons" as such term is defined in the 1940 Act (including any Trustee who has been exempted from being an "interested person" by any rule, regulation or order of the Commission). In
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
         limitation of the foregoing, however, as used in Article VIII hereof, a "Disinterested Trustee" shall mean a Disinterested Trustee against whom, at the time of the votes to be taken pursuant to said Article VIII, none of the actions, suits or other proceedings referred to in such Article VIII, nor any other action, suit or other proceeding on the same or similar grounds, is or has been pending.

                                   ARTICLE II
                                     Purpose

         The purpose of the Trust is to provide investors with one or more managed investment portfolio(s) consisting primarily of securities, including debt instruments and other instruments and rights of a financial character.


                                   ARTICLE III
                                     Shares

Division of Beneficial Interest
-------------------------------

         Section 1. The Trustees may divide the beneficial interest in the Trust into an unlimited number of Shares, authorize the issuance of Shares without prior Shareholder approval, and may in their discretion provide in a By-Law or otherwise that Shares may have voting rights based upon the value thereof. Shares may be issued in series and, if so, Shares of any series will constitute units of beneficial interest in assets of the Trust specifically allocated to such series. Shares of the Trust, or any series thereof, shall have a par value of $.001, shall represent equal and proportionate interests in the Trust, or such series, with none having priority or preference over any other except as specifically set forth in this Article III, and shall be transferable. All Shares issued hereunder, including any Shares issued in payment of dividends or other distributions or in connection with any split of Shares, shall be fully paid and non-assessable. Shares of the Trust or of any series may be issued in two or more classes, as the Trustees may, without Shareholder approval, authorize, and Shares of any class shall be identical to those of any other class of the Trust or such series except that, if the Trustees have authorized the issuance of Shares of any particular series in two or more classes, then such classes may, consistent with the 1940 Act, or pursuant to any exemptive order issued by the Commission and other applicable law, have such variations as to dividends, redemption charges, conversion, voting rights, net asset value, expenses borne by the class, and other matters as the Trustees shall have determined. The Trustees may from time to time, without Shareholder approval, divide or combine the Shares of a series into a greater or lesser number without thereby changing their proportionate beneficial interests in assets allocated to such series.

Ownership of Shares
-------------------

         Section 2. The ownership of Shares shall be recorded on the books of the Trust or its transfer or similar agent, which books shall be maintained separately for the Shares of each series. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent of the Trust, as the case may be, shall be conclusive as to who are the Shareholders of each series or class and as to the number of Shares of each series or class held from time to time by each Shareholder.

Investments in the Trust;  Assets of the Series
-----------------------------------------------

         Section 3. The Trustees may accept investments in the Trust from such persons and on such terms and, subject to any requirements of law, for such consideration, which may consist of cash or tangible or intangible property or a combination thereof, as they may from time to time authorize.

         All consideration received by the Trust for the issue or sale of Shares of each series, together with all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the series of Shares with respect to which the same were received by the Trust for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust and are herein referred to as "assets of" such series. In addition, any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular series shall be allocated by the Trustees between and among one or more of the series in such manner as they, in their sole discretion, deem fair and equitable. Each such allocation to any series shall be conclusive and binding upon the Shareholders of all series for all purposes, and shall be referred to as assets belonging to that series. No holder of Shares of any particular series shall have any claim on or right to any assets allocated or belonging to any other series.

Establishment of Class or Series
--------------------------------

         Section 4. The establishment and designation of any class or series of Shares shall be effective upon the adoption of a resolution by a majority of the Trustees (or of a committee thereof) setting forth such establishment and designation and the relative rights and preferences of the Shares of such class or series. Such establishment and designation shall not constitute an amendment to this Declaration of Trust, although the Trustees may, at their option, set forth such establishment and designation in a written instrument signed by them or by an officer of the Trust. The Trustees (or a committee thereof) may by majority vote amend such establishment and designation. At any time, if no Shares are outstanding of a particular class or series previously so established and designated, the Trustees (or a committee thereof) may by majority vote abolish such class or series and said establishment and designation thereof.

No Preemptive Rights
--------------------

         Section 5. Shareholders shall have no preemptive or other right to receive, purchase or subscribe for any additional Shares or other securities issued by the Trust, except as otherwise provided herein or as the Trustees in their sole discretion shall have determined by resolution.

Status of Shares and Limitation of Personal Liability
-----------------------------------------------------

         Section 6. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms of this Declaration of Trust and to have become a party hereto. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind personally any Shareholder, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay. A Shareholder, as such, shall not be personally liable for any act, omission or obligation, of the Trustees or of the Trust.

Trustees and Officers as Shareholders
-------------------------------------

         Section 7. Any Trustee, officer or other agent of the Trust may acquire, own and dispose of Shares of the Trust to the same extent as if he or she were not a Trustee, officer or agent; and the Trustees may issue and sell or cause to be issued and sold Shares to and buy such Shares from any such person or any firm or company in which he is interested, subject only to the general limitations herein contained as to the sale and purchase of such Shares; and all subject to any restrictions which may be contained in the By-Laws.

Power of Trustees to Change Provisions Relating to Shares.
----------------------------------------------------------

         Section 8. Notwithstanding any other provisions of this Declaration of Trust and without limiting the power of the Trustees to amend the Declaration of Trust as provided elsewhere herein, the Trustees shall have the power to amend this Declaration of Trust, at any time and from time to time, in such manner as the Trustees may determine in their sole discretion, without the need for Shareholder action, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust for the purpose of responding to or complying with any regulations, orders, rulings or interpretations of any governmental agency or any laws, now or hereafter applicable to the Trust.

         Without limiting the generality of the foregoing or of any other provision of this Declaration of Trust , the Trustees may, for the purposes stated above and in Section 4 of this Article III, amend the Declaration of Trust to:

         (a) Create one or more Series or classes of Shares (in addition to any Series or classes already existing or otherwise) with such rights and preferences and such eligibility requirements for investment therein as the Trustees shall determine and reclassify any or all outstanding Shares as Shares of particular Series or classes in accordance with such eligibility requirements;

         (b) Amend any of the provisions set forth in paragraphs (a) through (i) of Section 9 of this Article III;

         (c) Combine one or more Series or classes of Shares into a single Series or class on such terms and conditions as the Trustees shall determine;

         (d) Change or eliminate any eligibility requirements for investment in Shares of any Series or class, including without limitation the power to provide for the issue of Shares of any Series or class in connection with any merger or consolidation of the Trust with another trust or company or any acquisition by the Trust of part or all of the assets of another trust or company;

         (e) Change the designation of any Series or class of Shares;

         (f) Change the method of allocating dividends among the various Series and classes of Shares;

         (g) Allocate any specific assets or liabilities of the Trust or any specific items of income or expense of the Trust to one or more Series or classes of Shares;

         (h) Specifically allocate assets to any or all Series or classes of Shares or create one or more additional Series or classes of Shares which are preferred over all other Series or classes of Shares in respect of assets specifically allocated thereto or any dividends paid by the Trust with respect to any net income, however determined, earned from the investment and reinvestment of any assets so allocated or otherwise provide for any special voting or other rights with respect to such Series or classes.

                                   ARTICLE IV
                                  The Trustees

Qualification; Number of Trustees; Election
-------------------------------------------

         Section 1. Each Trustee shall be a natural person and may, but need not, be a Shareholder. A Trustee may be elected either by the Trustees or the Shareholders subject to the limitations of the 1940 Act. Each Trustee shall hold office during the lifetime of this Trust until the election and qualification of his or her successor, or until he or she sooner dies, resigns or is removed. The number of Trustees shall be fixed from time to time by a vote of a majority of the Trustees then in office, except that, commencing with the first Shareholders' meeting at which Trustees are elected, there shall be not fewer than three nor more than fifteen Trustees. The number of Trustees so fixed may be increased either by the Shareholders of the Trust or by the Trustees by a vote of a majority of the Trustees then in office. The number of Trustees so fixed may be decreased either by the Shareholders of the Trust or by the Trustees by vote of a majority of the Trustees then in office, but only to eliminate vacancies existing by reason of the death, resignation or removal of one or more Trustees.

         In case of the declination, death, resignation, retirement, removal, incapacity, or inability of any of the Trustees, or in case a vacancy shall exist by reason of an increase in number, or for any other reason, the remaining Trustees shall fill such vacancy by appointing such other person as they in their discretion shall see fit consistent with the 1940 Act. Until any such vacancy is filled as provided in this Section 1, the Trustees then in office shall, regardless of their number, have all powers granted to and discharge all duties imposed on the Trustees hereby. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office, even though less than a quorum, or by recording in the records of the Trust, and shall take effect upon such signing or recording and the acceptance of such appointment by the Trustee so appointed. An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees.

Removal and Resignation
-----------------------

         Section 2. By vote of the Shareholders holding a majority of the shares entitled to vote, the Shareholders may remove a Trustee with or without cause. By vote of a majority of the Trustees then in office, the Trustees may remove a Trustee with or without cause. Any Trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust, to each other Trustee or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

Effect of Death, Resignation, Etc. of a Trustee
-----------------------------------------------

         Section 3. The death, declination, resignation, retirement, removal, or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

Powers
------

         Section 4. Subject to the provisions of this Declaration of Trust, the Trustees shall manage the business of the Trust as an investment company, and they shall have all powers necessary or convenient to carry out that responsibility. Without limiting the foregoing, the Trustees may adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and may amend and repeal them to the extent that such By-Laws do not reserve that right to the Shareholders; they may fill vacancies in their number, including vacancies resulting from increases in their number, may remove from their number with or without cause, and may elect and remove such officers and appoint and terminate such agents as they consider appropriate; they may appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including an executive committee which may, when the Trustees are not in session, exercise some or all of the powers and authority of the Trustees as the Trustees may determine; they may appoint an advisory board, the members of which shall not be Trustees and need not be Shareholders; they may employ one or more investment advisers or administrators as provided in Section 9 of this Article IV; they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities, retain a transfer agent or a shareholder servicing agent, or both, provide for the distribution of Shares by the Trust through one or more principal underwriters or otherwise, set record dates for the determination of Shareholders with respect to various matters, and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian or underwriter.

         Without limiting the foregoing, the Trustees shall have power and authority:

         (a)      To invest and reinvest cash, and to hold cash uninvested;

         (b) To sell, exchange, lend, pledge, mortgage, hypothecate, write options on, or lease any or all of the assets of the Trust;

         (c) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property, and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

         (d) To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

         (e) To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or in the name of a custodian, subcustodian or other depositary or a nominee or nominees or otherwise;

         (f) To establish separate and distinct series of shares with separately defined investment objectives, policies and purposes, and with separately defined relative powers, rights, privileges and liabilities, and to allocate assets, liabilities and expenses of the Trust to a particular series of Shares or to apportion the same among two or more series, provided that any liability or expense determined by the Trustees to have been incurred by a particular series of Shares shall be payable solely out of the assets of that series and to establish separate classes of shares of each series, all in accordance with Article III hereof;

         (g) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security or property of which is or was held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security held in the Trust;

         (h) To join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper;

         (i) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy, including but not limited to claims for taxes;

         (j) To enter into joint ventures, general or limited partnerships, limited liability companies, and any other combinations or associations;

         (k)      To borrow funds;

         (l) To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property or any part thereof to secure any or all of such obligations;

         (m) To purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers or administrators, principal underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, investment adviser, administrator, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against such liability;

         (n) To pay pensions, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

         (o) To establish, from time to time, a minimum total investment for Shareholders, and to require the redemption of the Shares of any Shareholders whose investment is less than such minimum upon giving notice to such Shareholder;

         (p)      To enter into contracts of any kind and description;

         (q) To name, or to change the name or designation of the Trust or any series or class of the Trust;

         (r) To take whatever action may be necessary to enable the Trust to comply with any applicable Federal, state or local statute, rule or regulation; and

         (s)      To  engage  in any  other  lawful  act or  activity  in  which
                  corporations   organized  under  the  Massachusetts   Business
                  Corporation Law may engage.

         The Trustees shall not in any way be bound or limited by any present or future law or custom in regard to investments by Trustees. The Trustees shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

Manner of Acting
----------------

         Section 5. Except as otherwise provided herein or from time to time in the By-Laws, any action to be taken by the Trustees, or a committee thereof, may be taken by a majority of the Trustees present at a meeting of Trustees, or of the committee members present at a meeting of such committee (if in either case a quorum be present), within or without Massachusetts, including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can communicate with each other simultaneously and participation by such means shall constitute presence in person at a meeting, or by written consent of a majority of the Trustees, or members of such committee, then in office. At any meeting of the Trustees, or a committee thereof, one third of the Trustees or members of such committee, as the case may be, shall constitute a quorum. If a quorum is present when a duly called or held meeting is convened, the Trustees present at such meeting may, following the withdrawal of one or more Trustees originally present, continue to transact business until adjournment thereof, even though such Trustees would not otherwise constitute a quorum. Meetings of the Trustees, or a committee thereof, may be called orally or in writing by the Chairman of the Trustees or of such committee or by any two other Trustees or committee members, as the case may be. Notice of the time, date and place of all meeting of the Trustees, or a committee thereof, shall be given to each Trustee or committee member as provided in the By-Laws.

         Notice of any meeting need not be given to any Trustee (or committee member) who attends that meeting without objecting to the lack of notice or who executes a written waiver of notice with respect to the meeting. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any one of their number the authority to approve particular matters or take particular actions on behalf of the Trust.

Payment of Expenses by the Trust
--------------------------------

         Section 6. The Trustees are authorized to pay or to cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees' compensation, as authorized pursuant to Article VII, Section 1 hereof, and reimbursement for expenses and disbursements and such expenses and charges for the services of the Trust's officers, employees, investment adviser, administrator, principal underwriter, auditor, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur, provided, however, that all expenses, fees, charges, taxes and liabilities incurred or arising in connection with a particular series of Shares or class as determined by the Trustees consistent with applicable law, shall be payable solely out of the assets of that Series or class. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular series shall be allocated and charged by the Trustees between or among any one or more of the Series in such manner as the Trustees in their sole discretion deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes. Any creditor of any Series may look only to the assets of that series to satisfy such creditor's debt.

         Section 7. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series, to pay directly, in advance or arrears, for any and all expenses of the Trust, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

Ownership of Assets of the Trust
--------------------------------

         Section 8. Title to all of the assets of each series of Shares and the Trust shall at all times be considered as vested in the Trustees as joint tenants. The right, title and interest of the Trustees in such assets shall vest automatically in each person who may hereafter become a Trustee, and upon any Trustees' death, resignation or removal, such Trustee shall automatically cease to have any right, title or interest in such assets. Vesting and cessation of title as set forth in this Section 8 shall be effective notwithstanding the absence of execution and delivery of any conveyancing documents.

Advisory, Administration and Distribution Services
--------------------------------------------------

         Section 9. The Trustees may, at any time and from time to time, contract with respect to the Trust or any series thereof for exclusive or nonexclusive investment advisory and/or administration services with any corporation, trust, association or other organization, every such contract to comply with such requirements and restrictions as may be set forth in the By-Laws; and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine, including, without limitation, in the case of a contract for investment advisory or sub-advisory services, authority to determine from time to time what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Trust or any series thereof shall be held uninvested and to make changes in the investments of the Trust or any series thereof. Any contract for investment advisory services shall be subject to such Shareholder approval as required by the 1940 Act. The Trustees may also, at any time and from time to time, contract with any corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or principal underwriter for the Shares, every such contract to comply with such requirements and restrictions as may be set forth in the By-Laws; and any such contract may contain such other terms interpretive of or in addition to said requirements and restrictions as the Trustees may determine.

         The fact that:

             (i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, administrator, investment adviser, principal underwriter, distributor or affiliate or agent of or for any corporation, trust, association, or other organization, or of or for any parent or affiliate of any organization, with which an investment advisory or administration or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other agency contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Trust, or that

            (ii) any corporation, trust, association or other organization with which an investment advisory or administration or principal underwriter's or distributor's contract, or transfer, Shareholder servicing or other agency contract may have been or may hereafter be made also has an investment advisory or administration contract, or principal underwriter's or distributor's contract, or transfer, Shareholder servicing or other agency contract with one or more other corporations, trusts, associations, or other organizations, or has other businesses or interests shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.


                                    ARTICLE V
                    Shareholders' Voting Powers and Meetings

          The Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Article IV, Section 1 hereof, (ii) with respect to any investment adviser as provided in Article IV, Section 7 hereof,
(iii) with respect to any termination of the Trust or any series or class to the extent and as provided in Article IX, Section 4 hereof, (iv) with respect to any amendment of this Declaration of Trust to the extent and as provided in Article IX, Section 9 hereof, (v) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, (vi) with respect to any merger, consolidation, sale of assets, or incorporation of the Trust or any series to the extent and as provided in Article IX, Sections 6 and 7 hereof, and (vii) with respect to such additional matters relating to the Trust as may be required by law, by this Declaration of Trust, by the ByLaws or by any registration of the Trust with the Securities and Exchange Commission or any state, or as the Trustees may consider necessary or desirable. Notwithstanding any other provisions of this Declaration of Trust, on any matter submitted to a vote of Shareholders, all Shares of the Trust then entitled to vote shall be voted by individual series or class, except that (1) when so required by the 1940 Act, Shares shall be voted in the aggregate and not by individual series or class, and (2) when the Trustees have determined that the matter affects only the interests of one or more series or class, then only Shareholders of such series or class(es) shall be entitled to vote thereon. The Shareholders may hold meetings and take action as provided in the By-Laws, subject to the requirements of the 1940 Act where applicable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them, unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. At any time when no Shares of a Series are outstanding, the Trustees may exercise all rights of Shareholders of that Series and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by Shareholders.


                                   ARTICLE VI
                     Distributions, Redemptions, Repurchases
                      and Determination of Net Asset Value

Distributions
-------------

          Section 1. The Trustees may, but need not, distribute from time to time to the Shareholders of each series such income and gains, accrued or realized, as the Trustees may determine, after providing for actual and accrued expenses and liabilities (including such reserves as the Trustees may establish) determined in accordance with good accounting practices. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital and their determination shall be binding upon the Shareholders. Distributions of each year's income of each series, if any be made, may be made in one or more payments, which shall be in Shares, in cash or otherwise and on a date or dates determined by the Trustees. At any time and from time to time in their discretion, the Trustees may distribute to the Shareholders of any one or more series as of a record date or dates determined by the Trustees, in Shares, in cash or otherwise, all or part of any gains realized on the sale or disposition of property of the series or otherwise, or all or part of any other principal of the Trust attributable to the series. Each distribution pursuant to this Section 1 shall be made ratably according to the number of Shares of the series or class held by the several Shareholders on the applicable record date thereof, provided that no distributions need be made on Shares purchased pursuant to orders received, or for which payment is made, after such time or times as the Trustees may determine. Any such distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with this Declaration of Trust.

Redemptions and Repurchases
---------------------------

          Section 2. Any holder of Shares of the Trust may, by presentation of a written request, together with his or her certificates, if any, for such Shares, in proper form for transfer, at the office of the Trust, the adviser, the underwriter or the distributors, or at a principal office of a transfer or shareholder services agent appointed by the Trust (as the Trustees may determine), or in accordance with such other procedures for redemption as the Trustees may from time to time authorize, redeem his or her Shares in accordance with the provisions of this Section 2 for the net asset value thereof determined and computed in accordance with the By-Laws, less any redemption charge the Trustees may establish, including any contingent deferred sales charge to which redemption of such Shares may be subject. Upon receipt of such written request for redemption of Shares by the Trust, the adviser, the underwriter or the distributor, or the Trust's transfer or shareholder services agent, the Trust shall purchase such Shares and shall pay therefor the net asset value thereof next determined after such receipt or the net asset value thereof determined as of such other time fixed by the Trustees, as may be permitted or required by the 1940 Act in each instance, less any applicable redemption charge.

          The  obligation of the Trust to redeem its Shares as set forth in this
Section 2 shall be subject to the condition that, during any time of emergency, as hereinafter defined, such obligation may be suspended by the Trust by or under authority of the Trustees for such period or periods during such time of emergency as shall be determined by or under authority of the Trustees. If there is such a suspension, any Shareholder may withdraw any demand for redemption and any tender of Shares which has been received by the Trust during any such period and any tender of Shares the applicable net asset value of which would but for such suspension be calculated as of a time during such period. Upon such withdrawal, the Trust shall return to the Shareholder the certificates therefor, if any. Shareholders who do not so withdraw any such demand shall receive payment based on the net asset value next determined after the termination of such suspension. For the purposes of any such suspension "time of emergency" shall mean, either with respect to all Shares or any series of Shares, as appropriate, any period during which:

          (a) the New York Stock Exchange is closed other than for customary weekend and holiday closings; or

          (b) the Trustees or authorized officers of the Trust shall have determined, in compliance with any applicable rules and regulations or orders of the Commission, either that trading on the New York Stock Exchange is restricted, or that an emergency exists as a result of which (i) disposal by the Trust of securities owned by it is not reasonably practicable or (ii) it is not reasonably practicable for the Trust fairly to determine the current value of the net assets of the Trust or of a series; or

          (c)     the  suspension  or  postponement   of  such   obligations  is
                  permitted by order of the Commission.


          The Trust may also purchase, repurchase or redeem Shares in accordance with such other methods, upon such other terms and subject to such other conditions as the Trustees may from time to time authorize at a price not exceeding the net asset value of such Shares in effect when the purchase or repurchase or any contract to purchase or repurchase is made.

Payment in Kind
---------------

          Section 3. Subject to any generally applicable limitation imposed by the Trustees, any payment on redemption, purchase or repurchase by the Trust of Shares may, if authorized by the Trustees, be made wholly or partly in kind, instead of in cash. Such payment in kind shall be made by distributing securities or other property, constituting, in the opinion of the Trustees, a fair representation of the various types of securities and other property then held by the series of Shares being redeemed, purchased or repurchased (but not necessarily involving a portion of each of that series' holdings) and taken at their value used in determining the net asset value of the Shares in respect of which payment is made.

Additional Provisions Relating to Redemptions and Repurchases
-------------------------------------------------------------

          Section 4. The completion of redemption, purchase or repurchase of Shares shall constitute a full discharge of the Trust and the Trustees with respect to such Shares and the Trustees may require that any certificate or certificates issued by the Trust to evidence the ownership of such Shares shall be surrendered to the Trustees for cancellation or notation.

Assets Available for Dividends, Distributions, Redemptions and Repurchases
--------------------------------------------------------------------------

          Section 5. No dividend or distribution (including, without limitation, any distribution paid upon termination of the Trust or of any series) with respect to, nor any redemption or repurchase of, the Shares of any series shall be effected by the Trust other than from the assets of such series.

Redemptions at the Option of the Trust
--------------------------------------

          Section 6. The Trustees shall have the power at any time to redeem Shares, of any class or any series, of a Shareholder at a redemption price determined in accordance with the provisions of Section 2 of this Article if at such time the aggregate net asset value of the Shares of that class of that series in such Shareholder's account is less than the minimum investment amount established by the Trustees for that class of that series. A Shareholder shall be notified prior to any such redemption and shall be allowed 60 days to make additional investments in Shares of that class or that series before such redemption is effected.

                                   ARTICLE VII
                           Compensation and Limitation
                            of Liability of Trustees

Compensation
------------

          Section 1. The Trustees as such shall be entitled to reasonable compensation from the Trust; they may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, administration, legal, accounting, investment banking or other services and payment for the same by the Trust.

Limitation of Liability
-----------------------

          Section 2. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, investment adviser, administrator, principal underwriter or custodian, nor shall any Trustee be responsible for any obligation of the Trust or the act or omission of any other Trustee, but nothing herein contained shall protect any Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

          Every note, bond, contract, instrument, certificate, Share or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.



                                  ARTICLE VIII
                                 Indemnification

Trustees
--------

          Section 1. Subject to the exceptions and limitations contained in this Article, every person who is, or has been, a Trustee or officer of the Trust shall be indemnified by the Trust to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Trustee or officer and against amounts paid or incurred by him in settlement thereof.

          No indemnification shall be provided hereunder to a Trustee or officer:

          (a) against any liability to the Trust or its Shareholders by reason of a final adjudication by the court or other body before which the proceeding was brought that he engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

          (b) with respect to any matter as to which he shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the Trust;

          (c) in the event of a settlement or other disposition not involving a final adjudication (as provided in paragraph (a) or (b)) and resulting in a payment by a Trustee or officer, unless there has been either a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or a reasonable determination, based on a review of readily available facts (as opposed to a full trial-type inquiry) that he did not engage in such conduct:

                     (i) by a vote of a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter); or

                    (ii)   by written opinion of independent legal counsel.

          The rights of indemnification hereinafter provided may be insured against by policies maintained by the Trust, shall be severable, shall not affect any other rights to which any Trustee or officer may now or hereafter be entitled, shall continue as to a person who has ceased to be such Trustee or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel other than Trustees and officers may be entitled by contract or otherwise under law.

          Expenses of preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in the next to the last paragraph of this Article shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Article, provided that either:

          (a) such undertaking is secured by a surety bond or some other appropriate security or the Trust shall be insured against losses arising out of any such advances; or

          (b) a majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or independent legal counsel in a written opinion shall determine, based upon a review of the readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

          As used in this Article, the words "claim," "action," "suit" or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened; and the words "liability" and "expenses" shall include without limitation, attorney's fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

Shareholders
------------

          Section 2. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his or her being or having been a shareholder of the Trust or of a particular Series and not because of his or her acts or omissions or for some other reason, the Shareholder or former Shareholder (or his or her heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified against all loss and expenses arising from such liability, but only out of the assets of the particular Series of which he or she is or was a Shareholder.


                                   ARTICLE IX
                                  Miscellaneous

Trustees, Shareholders, Etc. Not Personally Liable; Notice
----------------------------------------------------------

          Section 1. All persons extending credit to, contracting with or having any claim against the Trust or a particular series or class of Shares thereof shall look only to the assets of the Trust, the assets of that particular series the assets or attributable to that particular class, as the case may be for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee.

          Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall give notice that this Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and shall recite that the same was executed or made by or on behalf of the Trust or by them as Trustees or Trustee or as officers or officer and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, or upon the assets belonging to the relevant Series or attributable to the relevant class of Shares for the benefit of which the Trustees have caused the note, land, content, instrument, certificate or undertaking to be issued or made, and may contain such further recital as he, she or they may deem appropriate, but the omission of any such recital shall not operate to bind any Trustees or Trustee or officers or officer or Shareholders or Shareholder or any other person individually.

Trustees' Good Faith Action, Expert Advice; No Bond or Surety
-------------------------------------------------------------

          Section 2. The exercise by the Trustees of their powers and discretion hereunder shall be binding upon everyone interested. A Trustee shall be liable for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

Liability of Third Persons Dealing with Trustees
------------------------------------------------

          Section 3. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

Duration and Termination of Trust
---------------------------------

          Section 4. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by vote of Shareholders holding at least 66 2/3% of the Shares of each Series entitled to vote and voting separately by Series or by the Trustees by written notice to the Shareholders. Any series or class of Shares may be terminated at any time by vote of at least 66 2/3% of the Shares of such series or class entitled to vote or by the Trustees by written notice to the Shareholders of such series or class. Upon termination of the Trust or of any one or more series or classes of Shares, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Trust or of the particular series or class as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets to distributable form in cash or Shares or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the series or class involved, ratably according to the number of Shares of such series or class held by the several Shareholders of such series or class on the date of termination.

          Section 5. The original or a copy of this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of the Commonwealth of Massachusetts and with the Boston City Clerk, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

Merger, Consolidation and Sale of Assets
----------------------------------------

          Section 6. Any one or more series of the Trust may, either as the successor, survivor or non-survivor, (1) consolidate or merge with one or more other trusts, partnerships, associations or corporations, including any series or class thereof, organized under the laws of the Commonwealth of Massachusetts or any other state of the United States; or (2) transfer a substantial portion of its assets to one or more other trusts, partnerships, associations or corporations, including any series or class thereof, organized under the laws of the Commonwealth of Massachusetts or any other state of the United States, any such consolidation, merger or transfer to be upon such terms and conditions as are specified in an agreement and plan of reorganization authorized and approved by the Trustees and entered into by the relevant series in connection therewith. Any such consolidation, merger or transfer may be authorized by vote of a majority of the Trustees then in office without the approval of shareholders of any series.

Incorporation, Reorganization
-----------------------------

          Section 7. The Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction, or any other trust, unit investment trust, partnership, association or other organization to take over the assets of any one or more series of the Trust or to carry on any business in which such series of the Trust shall directly or indirectly have any interest, and to sell, convey and transfer such assets to any such corporation, trust, partnership, association or organization in exchange for the shares or securities thereof or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization in which the Trust holds or is about to acquire shares or any other interest. Subject to
Section 6 of this Article IX, the Trustees may also cause a merger or consolidation between such series of the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law.
                                       21
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Applicable Law
--------------

          Section 8. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust. This Declaration of Trust is to be governed by and construed and administered according to the laws of said Commonwealth.

Amendments
----------

          Section 9. This Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the then Trustees when authorized to do so by a vote or written consent of Shareholders, except that an amendment which shall affect the holders of one or more series or classes of Shares but not the holders of all outstanding series or classes shall be authorized by vote or written consent of the Shareholders of each series or classes affected and no vote of Shareholders of a series or classes not affected shall be required. Amendments having the purpose of changing the name of the Trust or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any defective or inconsistent provision contained herein shall not require authorization by Shareholder vote.

          IN WITNESS WHEREOF, the undersigned being the Trustees of the Trust, have executed this document this 21st day of April, 1997.


                                                     /s/ Arthur Levy
                                                     ------------------------
                                                     Arthur Levy
                                                     Sole Trustee
                                                     320 Park Avenue
                                                     New York, NY  10022
                                       22